Exhibit 21

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF DECEMBER 1, 2012

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED

	UNITED STATES/ CANADA
H.B. Fuller Company	Minnesota
H.B. Fuller Adhesives, LLC	Delaware	H.B. Fuller Company	100.00
H.B. Fuller International, Inc.	Delaware	H.B. Fuller Company	100.00
Branch: Hong Kong
Branch: Vietnam
Engent, Inc.	Georgia	H.B. Fuller Company	100.00
H.B. Fuller Automotive Company	Kansas	H.B. Fuller Company	100.00
H.B. Fuller Construction Products Inc.	Minnesota	H.B. Fuller Company	100.00
Adalis Corporation	Washington	H.B. Fuller Company	100.00
Branch: Netherlands
3261106 Nova Scotia Limited	Canada	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Adhesives (Canada) Company	Canada	3261106 Nova Scotia Limited	100.00
H.B. Fuller Canada Holding Co.	Canada	H.B. Fuller International, Inc.	100.00
H.B. Fuller Canada Investment Co.	Canada	H.B. Fuller Canada Holding Co.	100.00
H.B. Fuller Canada (partnership)	Canada	H.B. Fuller Canada Holding Co.	94.99
		H.B. Fuller Adhesives (Canada) Company	5.00
		H.B. Fuller Canada Investment Co.	0.01

	ASIA-PACIFIC
H.B. Fuller Company Australia Pty. Ltd.	Australia	H.B. Fuller Company	100.00
Branch: New Zealand
H.B. Fuller (China) Adhesives Ltd.	China	H.B. Fuller Adhesives Mauritius Ltd.	99.23
		Guangzhou International Trust and Investment Corp.	0.77
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Guangzhou) Adhesives Co., Ltd	China	H.B. Fuller Adhesives Hong Kong Limited	100.00
H.B. Fuller (Guangzhou) Trading Co., Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Shanghai) Adhesives Co., Ltd.	China	H.B. Fuller Adhesives Hong Kong Limited	100.00
H.B. Fuller (Shanghai) Consulting Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller (Shanghai) Technical Centre Ltd.	China	H.B. Fuller Company	100.00
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong	H.B. Fuller Singapore Pte. Ltd.	100.00
PT H.B. Fuller Indonesia	Indonesia	H.B. Fuller Company	99.00
		H.B. Fuller International, Inc.	1.00
Sekisui-Fuller Co. Ltd.	Japan	H.B. Fuller Company	50.00
H.B. Fuller Korea, Ltd.	Korea	H.B. Fuller Company	100.00
H.B. Fuller (Malaysia) Sdn. Bhd.²	Malaysia	H.B. Fuller Company	100.00
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia	H.B. Fuller Singapore Pte. Ltd.	100.00
H.B. Fuller Adhesives Mauritius Ltd	Mauritius	H.B. Fuller Company	100.00
H.B. Fuller (Philippines), Inc.	Philippines	H.B. Fuller Company	93.68
		Minority	6.32
HBF Realty Corporation	Philippines	H.B. Fuller Company	40.00
		Bank of Philippines Islands Asset & Management Trust	60.00

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF DECEMBER 1, 2012

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED
H.B. Fuller Singapore Pte. Ltd.	Singapore	H.B. Fuller Canada (partnership)	100.00
H.B. Fuller Taiwan Co., Ltd.	Taiwan	H.B. Fuller Company	100.00
H.B. Fuller (Thailand) Co., Ltd.	Thailand	H.B. Fuller Company	99.99
		Minority shareholders	.01

	EUROPE/INDIA/ MIDDLE EAST/AFRICA
H.B. Fuller Austria Produktions GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Austria GesmbH	Austria	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
Branch: Hungary
Branch: Romania
Branch: Slovenia
Branch: Slovakia
H.B. Fuller Belgie BVBA	Belgium	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Egypt Investment LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00
		H.B. Fuller Deutschland GmbH	50.00
H.B. Fuller Egypt Trade LLC	Egypt	H.B. Fuller Deutschland Holding GmbH	50.00
		H.B. Fuller Deutschland GmbH	50.00
H.B. Fuller Egymelt LLC	Egypt	H.B. Fuller Egypt Investment LLC	50.00
		H.B. Fuller Egypt Trade LLC	50.00
Oy H.B. Fuller Nordic AB	Finland	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Adhesives France SAS	France	H.B. Fuller France	100.00
H.B. Fuller France	France	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Adhesives Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: India
H.B. Fuller Deutschland Holding GmbH	Germany	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Deutschland Produktions GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Deutschland GmbH	Germany	H.B. Fuller Deutschland Holding GmbH	100.00
Branch: Poland
Branch: Russia
Branch: Czech Republic
Isar-Rakoll Chemie, GmbH¹	Germany	H.B. Fuller Deutschland Produktions GmbH	100.00
Paul Heinecke GmbH & Co.		H.B. Fuller Deutschland Holding GmbH (Lim. Ptnr.)	100.00	*
.		H.B. Fuller Adhesives Deutschland GmbH( Gen Ptnr.) *partnership with Limited and General Partner
H.B. Fuller Greece S.A.I.C.	Greece	H.B. Fuller Adhesives Netherlands B.V.	99.999
		H.B. Fuller Adhesives UK Ltd.	0.001
H.B. Fuller Hungary Kft.	Hungary	H.B. Fuller Adhesives Deutschland GmbH	3.33
		H.B. Fuller Deutschland GmbH	96.67
H.B. Fuller India Adhesives Private Limited	India	H.B. Fuller Benelux B.V.	99.59
		H.B. Fuller Company	0.37
		H.B. Fuller International, Inc.	0.04

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF DECEMBER 1, 2012

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED
H.B. Fuller Finance (Ireland)	Ireland	H.B. Fuller Europe GmbH	100.00
H.B. Fuller Ireland Limited	Ireland	Datac Adhesives Limited	100.00
H.B. Fuller Adhesives Italia S.p.A.	Italy	H.B. Fuller Italia Holding S.r.l.	100.00
H.B. Fuller Italia Holding S.r.l.	Italy	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Italia Produzione S.r.l.	Italy	H.B. Fuller Italia Holding s.r.l.	100.00
H.B. Fuller Italia s.r.l.	Italy	H.B. Fuller Italia Holding s.r.l.	100.00
H.B. Fuller Adhesives Netherlands B.V.	Netherlands	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller Benelux B.V.	Netherlands	H.B. Fuller Canada Holding Co.	100.00
Branch: Switzerland
H.B. Fuller Poland Sp.Z.o.o.	Poland	H.B. Fuller Deutschland GmbH	100.00
H.B. Fuller Portugal—SGPS, Lda.	Portugal	H.B. Fuller Benelux B.V.	90.00
		H.B. Fuller Company	10.00
H.B. Fuller Portugal, Produtos Químicos, S.A.	Portugal	H.B. Fuller Portugal—SGPS Lda.	100.00
H.B. Fuller, Isar-Rakoll, S.A.	Portugal	H.B. Fuller Portugal—SGPS Lda.	100.00
H.B. Fuller Adhesives Romania SRL	Romania	H.B. Fuller Adhesivse Deutschland GmbH	100.00
H.B. Fuller Rus Ltd.	Russia	H.B. Fuller Benelux B.V.	99.00
		H.B. Fuller Deutschland GmbH	1.000
H.B. Fuller Adhesives Spain, SL	Spain	H.B. Fuller Adhesives France SAS	100.00
H.B. Fuller Espana, S.A.	Spain	H.B. Fuller Company	100.00
H.B. Fuller Sverige AB	Sweden	H.B. Fuller Benelux B.V.	100.00
H.B. Fuller IP Licensing GmbH	Switzerland	H.B. Fuller Deutschland GmbH	100.00
H.B. Fuller Schweiz GmbH²	Switzerland	H.B. Fuller Deutschland Produktions GmbH	100.00
H.B. Fuller Europe GmbH	Switzerland	H.B. Fuller Benelux B.V.	99.00
Branch: Schonenwerd		H.B. Fuller Canada Holding Co.	1.00
H.B. Fuller Kimya Sanayi Ticaret A.S.	Turkey	H.B. Fuller Benelux B.V.	89.99
		Minority	10.00
		Datac Adhesives Limited	<0.01
		H.B. Fuller Deutschland Holding GmbH	<0.01
		H.B. Fuller Deutschland Produktions GmbH	<0.01
		H.B. Fuller Deutschland GmbH	<0.01
H.B. Fuller Tutkal Ticaret Limited Sirketi	Turkey	H.B. Fuller Deutschland Holding GmbH	0.08
		H.B. Fuller Kimya Sanayi Ticaret A.S.	99.92
Datac Adhesives Limited	U.K.	H.B. Fuller Company	100.00
H.B. Fuller Adhesives U.K. Ltd.		Datac Adhesives Limited	100.00
H.B. Fuller Group Limited	U.K.	Datac Adhesives Limited	100.00
H.B. Fuller Pension Trustees Limited	U.K.	H.B. Fuller Company	50.00
		H.B. U.K. Manufacturing Ltd.	50.00
H.B. Fuller U.K. Operations Ltd.	U.K.	H.B. Fuller Group Ltd	100.00
H.B. Fuller U.K. Ltd.	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00
H.B. Fuller U.K. Manufacturing Limited	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00
H.B.F. Ltd.¹	U.K.	H.B. Fuller U.K. Operations Ltd.	100.00
Multi-Clean (Lebanon) S.A.R.L.[1]	Lebanon	H.B. Fuller Company	100.00
H.B. Fuller Lebanon S.A.R.L.¹	Lebanon	H.B. Fuller Company	100.00

H.B. FULLER COMPANY AND CONSOLIDATED SUBSIDIARIES

AS OF DECEMBER 1, 2012

SUBSIDIARY	JURISDICTION OF ORGANIZATION	OWNERSHIP	% OWNED

	LATIN AMERICA
H.B. Fuller Chile, S.A.	Chile	H.B. Fuller Latin America Adhesives, S.A.	99.99
		Minority shareholder	0.01
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica	H.B. Fuller International, Inc.	100.00
Distribuidora Americana, S.A.¹	Ecuador	H.B. Fuller Company	100.00
H.B. Fuller Mexico, S.A de C.V.	Mexico	H.B. Fuller Company	100.00
Chemical Supply Corporation	Panama	H.B. Fuller Company	100.00
H.B. Fuller Latin America Adhesives	Panama	H.B. Fuller Company	99.94
		Minority	0.06

	Chemical Supply Subsidiaries
H.B. Fuller Argentina, S.A.I.C.	Argentina	Chemical Supply Corporation	98.00
		H.B. Fuller Company	2.00
H.B. Fuller Bolivia, Ltda.¹	Bolivia	Kativo Chemical Industries, S.A.	50.00
		Chemical Supply Corporation	50.00
H.B. Fuller Brasil, Ltda.	Brazil	Chemical Supply Corporation	100.00
Adhesivos H.B. Fuller (Sul) Ltda.¹	Brazil	Chemical Supply Corporation	99.96
		H.B. Fuller Brasil, Ltda.	0.04
H.B. Fuller Colombia, Ltda.	Colombia	Chemical Supply Corporation	98.00
		Minority	2.00
H.B. Fuller Centroamerica, S.A.	Costa Rica	Chemical Supply Corporation	100.00
H.B. Fuller Caribe, S.A.¹	Dominican Republic	Chemical Supply Corporation	99.42
		Kativo Honduras, S.A.	0.01
		H.B. Fuller Centroamerica, S.A.	0.01
		Minority	0.54
		Minority	0.01
		Minority	0.01
H.B. Fuller Ecuador, S.A.¹	Ecuador	Chemical Supply Corporation	100.00
H.B. Fuller Guatemala, S.A.¹	Guatemala	Chemical Supply Corporation	100.00
Resistol, S.A.¹	Guatemala	H.B. Fuller Guatemala, S.A.	100.00
HB Fuller Servicios Mexico S de RL de CV	Mexico	Chemical Supply Corporation	99.97
		H.B. Fuller Company	0.03
H.B. Fuller Peru, S.A. ¹	Peru	Chemical Supply Corporation	99.00
		Minority	1.00
H.B. Fuller Uruguay, S.A.¹	Uruguay	Chemical Supply Corporation	100.00
H.B. Fuller Venezuela, C.A.¹	Venezuela	Chemical Supply Corporation	100.00

[1]	— Inactive Entities
[2]	— To be liquidated